EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88504, 333-81522, 333-60640, 333-106923) and Form S-3 (No. 333-106991) of Roxio, Inc. of our report dated March 28, 2003, except as to the subsequent event described in Note 10 which is as of May 19, 2003, relating to the financial statements of Duet GP (dba pressplay), which appears in this Current Report on Form 8-K/A of Roxio, Inc.

/s/    PRICEWATERHOUSECOOPERS LLP

New York, New York

July 11, 2003